Exhibit 30 (e)(ii)
The Prudential Insurance Company of America
751 Broad Street, Newark, New Jersey 07102
AICPA Insurance Trust I Aon Securities LLC, Member FINRA/SIPC
1100 Virginia Drive, Suite 250, Fort Washington, PA 19034-3278

Group Variable Universal Life (GVUL) Request for Coverage Form

If you are not currently a CPA Life or GVUL participant and are requesting this GVUL coverage, please complete all sections of this form and the Medical Statements Form. All participants: All those electing increased coverage or a lower Select or Preferred rate must complete the Medical Statements Form. For those not applying at Preferred rates you do not need to complete item 8 of the Medical Statements Form.

Please complete and mail this Form in the enclosed postage-paid envelope. You'll be billed after your new or increased coverage or new rates are effective.
Member Information (Please print in black ink)
First Name                     MI            Last Name

Street                    Apt. #

City                State        ZIP Code        Date of Birth (mm/dd/yyyy)

Social Security Number        Telephone Number
Gender        ☐ Male    ☐ Female
Email Address
Are you a member of the AICPA? Are you a member of a State Society of CPAs or other eligible organization?
☐ No ☐ Yes, AICPA #:                ☐ No ☐ Yes, the _____________ State Society of CPAs

______________________________________________________________________________________________________

Requested Coverage Amount - Please select schedule from the enclosed Life Insurance amounts and Monthly Gross Costs insert.

Ages Under 50		Ages 50-54		Ages 55-64
☐ CA $2,500,000	☐ CH $350,000	☐ CA $2,500,000	☐ CH $350,000	☐ CA $2,000,000	☐ CH $250,000
☐ CB $2,000,000	☐ CI $300,000	☐ CB $2,000,000	☐ CI $300,000	☐ CB $1,500,000	☐ CI $200,000
☐ CC $1,500,000	☐ CJ $200,000	☐ CC $1,500,000	☐ CJ $250,000	☐ CC $1,000,000	☐ CJ $150,000
☐ CD $1,000,000	☐ CK $150,000	☐ CD $1,000,000	☐ CK $200,000	☐ CD $750,000	☐ CK $100,000
☐ CE $750,000	☐ CL $100,000	☐ CE $750,000	☐ CL $150,000	☐ CE $500,000	☐ CL $50,000
☐ CF $500,000	☐ CM $50,000	☐ CF $500,000	☐ CM $100,000	☐ CF $400,000
☐ CG $400,000		☐ CG $400,000	☐ CN $50,000	☐ CG $300,000

Ages 65-69	Ages 70-75
☐ CA $1,500,000	☐ CA $750,000
☐ CB $1,000,000	☐ CB $500,000
☐ CC $750,000	☐ CC $250,000
☐ CD $500,000	☐ CD $200,000
☐ CE $350,000	☐ CE $150,000
☐ CF $300,000	☐ CF $100,000
☐ CG $250,000	☐ CG $75,000
☐ CH $200,,000	☐ CH $50,000
☐ CI $150,000
☐ CJ $100,000
☐ CK $500,000
______________________________________________________________________________________________________

Optional Coverage Elections - If no election is made, the option will not be provided.
☐ Dependent Child Coverage - $10,000 in life insurance on each eligible child. Cost deducted from any future cash refunds...$6.00/year.

The GVUL coverage is assigned. For any changes in coverage, the assignee must sign below to verify that he or she has knowledge of and has requested such changes.

Name of Assignee (please print)_________________________Signature of Assignee__________________ Date___________
______________________________________________________________________________________________________
Payment Basis: ☐ Annually    ☐ Semi-Annually        ☐ Monthly (If your payment basis is monthly, you must remit funds through EFT)
Remit By: ☐ Bill Me (not available for Monthly Payment Basis) ☐ Electronic Funds Transfer (If electing EFT, you must complete Electronic Fund Transfer Authorization)
Additional Premiums - Please refer to the GVUL Product Guide for guidance on additional premium contributions. Indicate any additional annual premium contributions (investment component) you wish to make: $_________
______________________________________________________________________________________________________
Electronic Funds Transfer Authorization - AICPA Insurance Trust Automatic Insurance Payment Program Agreement provides for Electronic Fund Transfer for the purpose of making your insurance payment without the use of a check. Your signed authorization (below) is required. The electronic debit will occur on the first of each month that the payment is due. If the transfer falls on a weekend or bank holiday, your checking/savings account will be charged the next business day. If you wish to use your checking account, enclose a blank voided check for that account. If you wish to use your savings account, you must confirm that your bank permits electronic fund withdrawals from savings accounts, and obtain your bank's transit routing number. The amount of the automatic debit may vary due to changes in the amounts of insurance or a premium contribution change. You will be notified in advance of changes to the amount of your debit due to premium contribution changes.

___________________________________ _________________________________ ☐ Checking    ☐ Savings
Account Owner's Name             Bank Name                 Type of Account

____________________________________ __________________________________ ______________________________
Bank's Transit Routing Number Your Account Number     Signature of Account Owner

By my signature above I authorize the AICPA Insurance Trust in accordance with the Agreement above to charge my bank account for the amount of my Group Variable Universal Life cost of insurance payment and any additional premium contributions until such time as I provide written notice of cancellation, or insurance is terminated.

Continued from Request Form on previous page
Primary Care Physician Information (Failure to complete may delay your application process.)
☐ I do not have a Primary Care Physician at this time.

______________________________________________________________________________________________________
Name of Primary Care Physician                    Telephone No. of Primary Care Physician

______________________________________________________________________________________________________
Street Address of Primary Care Physician        City            State            Zip

______________________________________________________________________________________________________

Authorization for the Release of Information. This authorization is intended to comply with the HIPAA Privacy Rule. I authorize and instruct any health plan, physician, health care professional, hospital, clinic, laboratory, medical facility, pharmacy benefit manager, retail pharmacy, clearinghouse, data warehouse or other comparable organization that aggregates and maintains pharmacy data, or other health care provider that has provided treatment or services to me within the past 5 years (“My Providers”) to disclose my entire medical record and any other health information concerning me to The Prudential Insurance Company of America (“Prudential”) and to MIB, Inc. This excludes psychotherapy notes and information on the use of alcohol and drugs. I also authorize MIB, Inc. to release any data it may have about me for the proposed coverage with Prudential. By my signature below, I acknowledge that any agreements I have made to restrict the disclosure of health information do not apply to this Authorization and I instruct any of My Providers to release and disclose my entire medical record without restriction, including without limitation any restrictions on health care items or services for which a health care provider has been paid out of pocket in full.

Further, I declare that to the best of my knowledge and belief all of the above answers to the questions are complete and true. I agree that (1) the coverage and/or rates applied for are subject to the policy terms and shall become effective on the date or dates established by the policy, provided the evidence of insurability is satisfactory, (2) this form supersedes any prior form I may have completed with respect to the coverage and/or rates being applied for.

This information and any information on my application is to be disclosed under this authorization so that Prudential may, in accordance with the AICPA Insurance Trust and its administrator, Aon Insurance Services (Aon), do the following, with respect to the insurance coverage and/or rates I am applying for: underwrite or make rating determinations; evaluate and determine my eligibility for coverage; participate in audits by Prudential, AICPA, Aon or one of the third-party auditors; or conduct other legally permissible activities related to my application. I hereby authorize MIB, Inc. to exchange any medical records or knowledge of my health with The Prudential Insurance Company of America. By signing below, I acknowledge that I have received and read the Medical Information Notice, appearing on www.cpai.com/MIB. This authorization is valid until the earliest of: (1) two years after the effective date of any coverage issued in connection with it; or (2) until it is withdrawn in writing; or (3) 24 months after the date it is signed. A photographic copy of this form will be as valid as the original. (If you wish, you may obtain a copy of this authorization).

I understand that I have a right to revoke the authorization in writing at any time by sending a signed request for revocation to The Prudential Insurance Company of America, Group Medical Underwriting, PO Box 8796, Philadelphia, PA 19176. Attention: Senior Medical Underwriting Consultant. Any such revocation is subject to the rights of anyone who relied on this authorization before it was revoked. I understand that any information that is disclosed pursuant to this authorization may be redisclosed to other parties and will not be protected by the HIPAA Privacy Rule.
______________________________________________________________________________________________________
Member’s Subscription—Effective on the date of coverage, the member (of the AICPA or a State Society of CPAs or other qualifying organization) named herein, a subscriber to the Trust Agreement (hereinafter called the “Agreement”) made in the City and State of New York as of January 1, 2012, as amended, by and between the American Institute of Certified Public Accountants, The Bank of New York Mellon, as successor Trustee, and the various Subscribers who from time to time subscribe to the Agreement, hereby amends a previous request for participation in the Insurance Plan of said Trust. Participation is requested as indicated herein. Conditions Applicable to this Subscription—It is understood that the Agreement, among other things, provides that: (1) Subscribers shall make contributions to the Trust in such amounts as may be required for the purpose of providing and maintaining insurance in accordance with the plans of insurance under the Trust and for the purpose of administration; (2) Subscribers shall furnish to the Trustee any information required in connection with the administration of the Trust and the plans of insurance thereunder; and (3) the Trustee may modify the plans from time to time in any respect as may be directed by the Board of Directors of the Institute. It is further understood that: (1) if the Plan Agent, acting for the Trustee, shall determine that the Subscriber is eligible to participate as requested, the Plan Agent shall promptly confirm the effective date; (2) the insurance of an eligible individual shall, as to its effective date and in every other respect, be governed by the provisions of the contracts held and administered by the Trustee pursuant to the Plan (including the requirement that on the effective date the subscriber is actively at work on full-time at any location where his/her employment requires him/her to be); and (3) if the Subscriber is determined not to be eligible to participate as requested, this Form shall be considered null and void and the Trustee shall refund to the Subscriber any payment, but in the case of Subscribers currently participating in the Plan, continued participation on the basis existing prior to the date of this Form shall not be affected thereby. For residents of all states except Alabama, Arkansas, the District of Columbia, Florida, Kentucky, Louisiana, Maine, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Puerto Rico, Rhode Island, Utah, Vermont, Virginia, and Washington: WARNING—Any person who knowingly and with intent to injure, defraud, or deceive any insurance company or other person, or knowing that he is facilitating commission of a fraud, submits incomplete, false, fraudulent, deceptive, or misleading facts or information when filing an insurance application or a statement of claim for payment of a loss or benefit commits a fraudulent insurance act, is may be guilty of a crime and may be prosecuted and punished under state law. Penalties may include fines, civil damages, and criminal penalties, including confinement in prison. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant or if the applicant conceals, for the purpose of misleading, information concerning any fact material thereto. ALABAMA RESIDENTS—Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ARKANSAS, DISTRICT OF COLUMBIA, LOUISIANA and RHODE ISLAND RESIDENTS—Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. KENTUCKY RESIDENTS—Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE and WASHINGTON RESIDENTS—Any person who knowingly provides false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company commits a crime. Penalties include imprisonment, fines, and denial of insurance benefits. MARYLAND RESIDENTS—Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY RESIDENTS—Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA RESIDENTS—Any person who, with the intent to injure, defraud, or deceive an insurer or insurance claimant, knowing that the statement contains false information concerning a fact or matter material to the claim, may be guilty of a class H felony. PENNSYLVANIA and UTAH RESIDENTS—Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any material fact thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. PUERTO RICO RESIDENTS— Any person who knowingly and with the intention of defrauding presents false information in an insurance application, or presents, helps, or causes the presentation of a fraudulent claim for the payment of a loss or any other benefit, or presents more than one claim for the same damage or loss, shall incur a felony and, upon conviction, shall be sanctioned for each violation by a fine of not less than five thousand dollars ($5,000) and not more than ten thousand dollars ($10,000), or a fixed term of imprisonment for three (3) years, or both penalties. Should aggravating circumstances [be] present, the penalty thus established may be increased to a maximum of five (5) years; if extenuating circumstances are present, it may be reduced to a minimum of two (2) years. VERMONT RESIDENTS —Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.
An annual fee is paid by the Trust to the AICPA for administrative services and sponsorship.

If your request for coverage or rates is denied and you disagree with this determination, you have the right to appeal it. Please contact the AICPA Customer Service Unit at 1-888-257-0412 weekdays from 8:00am–8:00pm ET or write to: The Prudential Insurance Company of America, P.O. Box 8796, Philadelphia, PA 19176-8796.
______________________________________________________________________________________________________
Florida Residents: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. New York Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.
This notice ONLY applies to accident and disability income coverage.
I have read and understand the terms and requirements of the fraud warnings included as part of this form.

By my signature below, I hereby request coverage under the Plan for the amount selected. I acknowledge that my application, including the portions containing health information, are submitted to the Plan Agent, acting for the Trustee, and that the Plan Agent shall forward the application for coverage to the issuing company. I have read the Conditions Applicable to This Subscription and Beneficiary Designation and agree to those statements and conditions. I also hereby subscribe to the AICPA Insurance Trust in accordance with Member’s Subscription and agree to the applicable conditions. Insurance is to become effective only upon acceptance by the issuing company. The Plan Agent, acting for the Trustee, will inform the person requesting insurance regarding the effective date of coverage.

Signature of Member X______________________________________ Date_______________________
Attn: Members; Michigan and Minnesota Residents only - Dependent consent for coverage. If you wish to enroll your dependent child(ren) 18 years of age or older for dependent life coverage, each child must acknowledge consent for coverage below.

Child Signature____________________________________________ Date________________________
Child Signature____________________________________________ Date________________________

The Prudential Insurance Company of America                Group Variable Universal Life (GVUL)
751 Broad Street, Newark, New Jersey 07102                Medical Statements Form

Medical Statements - Statements made by Member requesting coverage under the Group Variable Universal Life Insurance Plan, provided by The Prudential Insurance Company of America (Prudential) pursuant to the AICPA Insurance Trust. Please print all answers in ink.

1.Name of Member:            2. Residence: Address Change? ☐ Yes ☐ No

Last        First        MI        Street            City        State    Zip

3. Date of Birth: 4. Birthplace 5. Gender ☐ Male ☐ Female    6. Height:____ft.____in. 7. Weight____lbs.

Month/Day/Year     City State 7. Within the last 12 months, have you used tobacco or nicotine in any form?
☐ Yes ☐ No

Questions must be checked either Yes or No. Questions should be answered to the best of your knowledge and belief.
If you wish to apply for lower Preferred rates, and are age 45 or older with $250,000 or more in GVUL Life coverage, please complete questions 8(a)-8(e).
☐ I do not wish to apply for Preferred rates; please evaluate me for Select rates

8. Please respond to questions 8(a)-8(e) if you wish to apply for lower Preferred Status rates. If you answer "yes" to any questions in item 8, you are not eligible for Preferred Rates.                        Yes No
(a) Has your mother or father died prior to age 60 as a result of heart disease, stroke, or cancer
(does not include stepparent(s) or adoptive parents)?....................................................................................................… ☐ ☐
(b) Have you, in the last three years, flown in an aircraft, glider or balloon in which you operated or had duties aboard, or do you anticipate flying in an aircraft, glider, or balloon in which you will operate or have duties aboard? Or, are you participating in ultralight flying, ballooning, parachuting, mountaineering, rodeo riding, any type of motorized racing, hang gliding, parasailing, or bungee jumping?........................................................................................................................… ☐ ☐
(c) In the last three years, has your driver’s license been revoked or suspended for, or have you been convicted of, driving under the influence of alcohol or drugs?.........................................................................................................................… ☐ ☐
(d) In the past five years, have you received treatment, counseling, or participated in a rehabilitation program for drug or alcohol abuse?..................................................................................................................................................................... ☐ ☐
(e) Within the last 12 months, have you used tobacco or nicotine in any form?................................................................ ☐ ☐
If you answer “yes” to any questions in item 8, explain: _______________________________________________________________________
Questions must be checked either Yes or No. Questions should be answered to the best of your knowledge and belief.
9. Have you within the last five years been treated for or had any symptoms of:
Yes* No
☐ ☐ (a) Disease or disorder of the heart, blood, or circulatory system?
☐ ☐ (b) High blood pressure, stroke, or abnormal pulse?
☐ ☐ (c) Blocked arteries, including arteriosclerosis, atherosclerosis, aneurism, or deep vein blood clot?
☐ ☐ (d) Respiratory disease or disorder of the lungs, including chronic obstructive pulmonary disorder (COPD), sleep     apnea, emphysema, or asthma?
☐ ☐ (e) Disease or disorder of the stomach, gall bladder, or liver, including ulcers?
☐ ☐ (f) Disorder of the kidney, bladder, or genitourinary system?
☐ ☐ (g) Musculoskeletal disorders including back, spinal, neck, or knee?
☐ ☐ (h) Mental or nervous disorder?
☐ ☐ (i) Diabetes? If “yes” indicate in question 13 whether Type 1 or 2, year of diagnosis, and current treatment.
☐ ☐ (j) Cancer or tumors?
☐ ☐ (k) Arthritis or joint disease or disorder? If arthritis, indicate type in question 13.
☐ ☐ (l) Disease or disorder of the intestines, ulcerative colitis, or Crohn’s disease?
☐ ☐ (m) Muscular or neurological disease, such as Multiple Sclerosis or Parkinson’s disease?
☐ ☐ (n) Fibromyalgia, Chronic Fatigue Syndrome, or Chronic Pain Syndrome?
☐ ☐ (o) Disease or disorder of the thyroid or endocrine system?
10. Have you within the last five years:
Yes* No

☐ ☐ (a) Experienced a persistent cough, chronic fatigue, significant weight loss, night sweats, enlarged glands, or chronic diarrhea?
☐ ☐ (b) Been advised to have a surgical operation?
☐ ☐ (c) Been a patient in or been advised to enter a hospital or health care facility?
☐ ☐ (d) Consulted or been attended by a doctor or other practitioner, other than for a routine physical, flu shot, or HIV testing?
☐ ☐ (e) Been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS), or AIDS-Related Complex (ARC)?
☐ ☐ (f) Been diagnosed or treated by a member of the medical profession for any immune deficiency disorder or disease of the lymphatic system or immune system, except HIV?
☐ ☐ (g) Been treated or counseled for alcoholism or drug abuse?
☐ ☐ (h) Regularly used barbiturates, amphetamines, marijuana or other hallucinatory drugs, heroin, opiates, or other narcotics, except as prescribed by a doctor?
11. Are you currently taking any medicine prescribed or provided by a doctor? Please provide the name of the medication and reason for taking it in Question 13. ☐ Yes ☐ No
12. Have you, within the last five years, been diagnosed or treated for any physical disorders, impairments, or ill health, except HIV, not recorded in answer to Questions 8, 9 or 10? ☐ Yes ☐ No

*If “Yes” is checked, please complete Question 13. When completing information below please be sure to provide physician’s name.
13. What are the complete details of all “Yes” answers to Questions 9, 10, 11 and 12?

Question number & letter	Specify illness, condition, and medication	Month/year illness or condition began	Time lost from normal activities	Month/year of full recovery (if applicable)	Print full names, addresses, and telephone numbers of physicians

☐ Please check if additional medical information is attached.

Group Variable Universal Life is issued by The Prudential Insurance Company of America and distributed through Prudential Investment Management Services LLC (“PIMS”). The Prudential Insurance Company of America is located at 751 Broad Street, Newark, NJ 07102 and PIMS is located at 655 Broad Street, Newark, NJ 07102. Both are Prudential Financial companies. Contract Series: 89759. Aon Securities, Inc. is the brand name for the brokerage and program administration operations of Affinity Insurance Services, Inc.; (TX 13695); (AR 100106022); in CA & MN, AIS Affinity Insurance Agency, Inc. (CA 0795465); in OK, AIS Affinity Insurance Services Inc.; in CA, Aon Affinity Insurance Services, Inc., (CA 0G94493), Aon Direct Insurance Administrators and Berkely Insurance Agency and in NY, AIS Affinity Insurance Agency. Contract provisions may vary by state. California COA #1179, NAIC #68241. Contract Series: 89759.

Beneficiary Designation—Please specify your beneficiary (full name, Example: Jean Lee Doe).

Beneficiary Description	Name	Address (include city, state, ZIP)	Relationship	Telephone #	Date of Birth/Creation	SSN/Tax ID#	% Share
Individual, Trust, Corporation/Organization, Other
					Total (Must equal 100%)		100%
☐ Please check if attaching additional beneficiary designation information..

Beneficiary Designation—If you name more than one beneficiary, settlement will be made in equal shares to the designated beneficiaries (or beneficiary) that survive the insured, unless otherwise provided in the designation. If no named beneficiary survives the insured, settlement will be made in accordance with the terms of the Group Contract. The beneficiary named herein will be the beneficiary for the total amount of insurance coverage issued pursuant to the Group Variable Universal Life Coverage of the AICPA Insurance Trust.

Refund Election—I understand that any AICPA Insurance Trust cash refunds payable to me in current or future years will be automatically deposited into my GVUL Certificate Fund, unless I elect otherwise below. I understand that the refund will be distributed proportionately per my investment allocations at the time of the refund.
☐ I wish to receive a check for any AICPA Insurance Trust refunds and do not want it invested. Cash refunds are paid by the Trust from premium refunds received from Prudential

You should consider the contract and the underlying Funds’ Investment Objectives, risks, charges, and expenses carefully before investing. Both the contract prospectus and the underlying Fund Prospectuses contain this and other important information. You may contact Aon Securities Inc. at 1-800-223-7473 for the Prospectuses. You should read them carefully before purchasing this coverage.

Receipt of Accelerated Death Benefits may affect eligibility for Public Assistance and may be taxable. There is no administrative fee to accelerate death benefits. The accelerated amount is not discounted. The amount of the death benefit may vary under conditions such as attainment of a specified age, Election of the Accelerated Benefit Option, or overdue contributions.